Exhibit 5.1

[HAYNES AND BOONE, LLP LETTERHEAD]

April 3, 2019

Pulmatrix, Inc.

99 Hayden Ave., Suite 390

Lexington, MA 02421

Ladies and Gentlemen:

We have acted as counsel to Pulmatrix, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Additional Registration Statement”) filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), by the Company with the Securities and Exchange Commission (the “Commission”) on the date hereof, which is related to, and incorporates by reference, the Company’s registration statement on Form S-1 (File No. 333-230395), initially filed on March 19, 2019, as amended (the “Registration Statement”).

The Additional Registration Statement relates to the registration of the proposed offer and sale of (A) a proposed maximum aggregate offering price of $8,144,250 of (i) units (“Common Units”), with each Common Unit being comprised of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock” and each such share of Common Stock, a “Share” and collectively, the “Shares”) and one common warrant (collectively, the “Common Warrants”) to purchase one share of Common Stock (the shares issuable upon exercise of the Common Warrants, the “Common Warrant Shares”) and (ii) pre-funded units (“Pre-Funded Units” and, together with the Common Units, the “Units”), with each Pre-Funded Unit being comprised of one pre-funded warrant (collectively, the “Pre-Funded Warrants” and, together with the Common Warrants, the “Offering Warrants”) to purchase one share of Common Stock (the shares issuable upon exercise of the Pre-Funded Warrants, the “Pre-Funded Warrant Shares” and, together with the Common Warrant Shares, the “Offering Warrant Shares”) and one Common Warrant, and (B) a proposed maximum aggregate offering price of $224,250 of warrants (the “HCW Warrants” and, together with the Offering Warrants, the “Warrants”) to purchase shares of Common Stock (the “HCW Warrant Shares” and, together with the Offering Warrant Shares, the “Warrant Shares”) to be issued to H.C. Wainwright & Co., LLC (the “Underwriter”) as compensation for its services pursuant to an underwriting agreement to be entered into by and between the Company and the Underwriter, substantially in the form of which to be filed as Exhibit 1.1 to the Registration Statement. The Units, Pre-Funded Units, the Shares, the Warrants and the Warrant Shares are collectively referred to as the “Securities.”

In rendering the opinion set forth herein, we have examined the originals, or photostatic or certified copies, of (i) the Amended and Restated Certificate of Incorporation and Restated Bylaws of the Company, each as amended to date, (ii) certain resolutions of the Board of Directors of the Company related to the filing of the Additional Registration Statement and the Registration Statement, the authorization and issuance of the Securities and related matters, (iii) the Additional Registration Statement and the Registration Statement and all exhibits thereto, (iv) the form of Underwriting Agreement to be entered into with the Underwriter (the “Underwriting Agreement”), (v) a certificate executed by an officer of the Company, dated as of the date hereof, (vi) the forms of the Warrants, and (vii) such other records, documents and instruments as we deemed relevant and necessary for purposes of the opinion stated herein.

Pulmatrix, Inc.

In making the foregoing examination we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies. As to all questions of fact material to this opinion, where such facts have not been independently established, we have relied, to the extent we have deemed reasonably appropriate, upon representations or certificates of officers of the Company or governmental officials.

We have not considered, and express no opinion herein as to, the laws of any state or jurisdiction other than the General Corporation Law of the State of Delaware, as currently in effect (the “DGCL”).

Based upon the foregoing, and subject to the qualifications, assumptions, limitations and exceptions stated herein, we are of the opinion that:

1.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Units and the Warrants have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Units and the Warrants will be valid and legally binding obligations of the Company.

2.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto and the Shares have been issued and delivered in accordance with the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Shares will be validly issued, fully paid and non-assessable.

3.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the Offering Warrants have been duly executed by the Company and delivered to and paid for by the Underwriter pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement, the Offering Warrant Shares will have been duly authorized, and if, as and when issued in accordance with the terms of the Offering Warrants, will be validly issued, fully paid and non-assessable.

4.

When the Underwriting Agreement has been duly executed and delivered by the respective parties thereto, the HCW Warrants have been duly executed by the Company and delivered to and paid for by the Underwriter pursuant to the terms of the Underwriting Agreement against payment in full of the consideration payable therefor as determined by the Board of Directors of

Pulmatrix, Inc.

the Company or a duly authorized committee thereof and as contemplated by the Underwriting Agreement and the HCW Warrants, the HCW Warrant Shares will have been duly authorized, and if, as and when issued in accordance with the terms of the HCW Warrants, will be validly issued, fully paid and non-assessable.

The opinions expressed herein as to the validity and legally binding obligation of the Units and the Warrants are subject to and qualified and limited (i) by applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, (ii) as enforceability of any indemnification or contribution provision may be limited under the federal and state securities laws, and (iii) by general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief (regardless of whether considered in a proceeding in equity or at law).

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Additional Registration Statement. We further consent to the reference to our firm under the caption “Legal Matters” in the prospectus constituting a part of the Additional Registration Statement. In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. This opinion is given as of the date hereof and we assume no obligation to update or supplement such opinion after the date hereof to reflect any facts or circumstances that may thereafter come to our attention or any changes that may thereafter occur.

Very truly yours,

/s/ Haynes and Boone, LLP

HAYNES AND BOONE, LLP